Exhibit 10.14

Capital Markets Derivative Operations

38 Fountain Square MD 10903C

Cincinnati, OH 45263

Phone: 855-615-3522

Date: April 02, 2019

To: BOOZ ALLEN HAMILTON INC.

Attention:	Ryan Ross
Phone:	571-346-4918
Email:	ROSS_RYAN@BAH.COM

Attention:	Royd Alimusa
Phone:	703-377-7083
Email:	ALIMUSA_ROYD@BAH.COM

Attention:	Adama Gant
Email:	gant_adama@bah.com

USI: 1030451071FITB49981RA435553839900000000000

Re: Limit Interest Rate Swaps 49981

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between FIFTH THIRD BANK (“Party A”) and BOOZ ALLEN HAMILTON INC. (“Party B”) on the Trade Date specified below (“Transaction”). This letter constitutes a “Confirmation” as referred to in the Agreement specified below.

1. Each Transaction entered into under this Confirmation will be subject to, and governed by the provisions of, the 2006

ISDA Definitions as published by the International Swaps and Derivatives Association, Inc., not including subsequent amendments or supplements (the “Definitions”). In the event of any inconsistency between the Definitions and this

Confirmation, this Confirmation will govern.

2. This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of December 16, 2014, as amended and supplemented from time to time (the “Agreement”), between Party A and Party B. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between the Agreement and this Confirmation, this Confirmation will govern.

3. Each party represents and warrants to the other party as follows:

a)

Such party is fully informed of and capable of evaluating, and has evaluated, the potential financial benefits and risks, the tax and accounting implications, the appropriateness in light of its individual financial circumstances, business affairs, and risk management capabilities, and the conformity to its policies and objectives, of this Transaction.

b)

Such party has entered into this Transaction in reliance only upon its own judgment. Neither party holds itself out as advising, or any of its employees or agents as having the authority to advise, the other party as to whether or not it should enter into this Transaction, and neither party shall have any liability whatsoever in respect of any advice of such nature given, or views expressed, by it or any such persons to the other party, whether or not such advice is given or such views are expressed at the request of the other party.

c)	Such party has entered into this Transaction not for the purpose of speculation.

4. Please acknowledge your agreement to the terms hereof by delivering back to Fifth Third an executed version of this Confirmation. If you do not return an unaltered, fully-executed version of this Confirmation to Fifth Third within 3 business days of the date of your receipt of this Confirmation, you shall be deemed to have accepted the terms hereof as set forth herein.

Classification: Internal Use
Fifth Third Bank, Member FDIC	Page 1 of 3	Ref. 49981

5. The terms of the particular Transaction to which this Confirmation relates are as follows.

Transaction Type:	Limit Interest Rate Swap

Payment Currency:	USD

Notional Currency:	USD

Notional Amount:	USD 50,000,000.00

Term:

Trade Date:	April 02, 2019

Effective Date:	April 30, 2019

Termination Date:	June 30, 2024, subject to adjustment in accordance with the Modified Following Business Day convention.

Fixed Amounts:

Fixed Rate Payer:	BOOZ ALLEN HAMILTON INC.

Fixed Rate Calculation Periods:	From and including the 31st day of each month to but excluding the 31st day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day convention.

Fixed Rate Payment Date:	Monthly on the last day of each month commencing on May 31, 2019, through and including June 30, 2024, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Rate:	2.258500%

Fixed Rate Day Count Fraction:	Act/360

Fixed Rate Business Day Convention:	Modified Following

Fixed Rate Business Days:	London and New York

Floating Amounts:

Floating Rate Payer:	FIFTH THIRD BANK

Floating Rate Calculation Periods:	From and including the 31st day of each month to but excluding the 31st day of the following month starting with the Effective Date continuing until the Termination Date, subject to adjustment in accordance with the Modified Following Business Day convention.

Floating Rate Payment Date:	Monthly on the last day of each month commencing on May 31, 2019, through and including June 30, 2024, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Day Count Fraction:	Act/360

Floating Rate Business Day Convention:	Modified Following

Floating Rate Business Days:	London and New York

Fifth Third Bank, Member FDIC	Page 2 of 3	Ref. 49981
Classification: Internal Use

Floating Rate Option:	The greater of A) USD-LIBOR-BBA, provided however, for purposes of this Transaction, Section 7.1 (ab)(xxii) and (ab)(xxv) of the ISDA Definitions 2006 shall be amended and restated by deleting the references contained therein to “Two London Banking days” and replacing with “Two London and New York Banking Days” or B) 0.000000%.

Floating Rate Option Designated Maturity:	1 Month (No interpolation.)

Floating Rate Spread:	None

Floating Rate Compounding:	Inapplicable

Floating Rate Method of Averaging:	None

Floating Rate Reset Dates:	First day of each Calculation Period, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Rounding Convention:	5 decimal places per the ISDA definition.

Calculation Agent:	Per the ISDA Master Agreement

Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer execute this Confirmation and returning it to the Capital Markets Derivatives Group at Fifth Third Bank (Fax no. 513-534-3461) or

(email: IRD.CapitalMarkets@53.com).

Yours Truly,
FIFTH THIRD BANK

By:	/s/ Sirli Randpere
Name:	Sirli Randpere
Title:	Vice President

BOOZ ALLEN HAMILTON INC.

By:	/s/ Brian Hockenberry

Name:	Brian Hockenberry
Title:	Assistant Treasurer

Fifth Third Bank, Member FDIC	Page 3 of 3	Ref. 49981
Classification: Internal Use